UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2008, Micromet, Inc. (the “Company”) entered into a Committed Equity Financing Facility (“CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $75 million of the Company’s common stock. The terms of the CEFF are set forth in a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Rights Agreement”), each of which was entered into with Kingsbridge on December 1, 2008. Subject to certain conditions, the CEFF allows the Company to raise capital as required, at the time and in the amounts deemed suitable to the Company, following the effectiveness of the registration statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock issuable in connection with the CEFF and upon the exercise of the warrant discussed below, until December 1, 2011. The Company is not obligated to sell any of the $75 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties. The Company previously entered into a $25 million CEFF with Kingsbridge in August 2006, and the new agreement with Kingsbridge will supersede the prior CEFF. The $75 million maximum amount of the new CEFF will be reduced by any amounts drawn down on the August 2006 CEFF prior to the date on which the SEC declares the registration statement effective. To date, Micromet, has not drawn down any amounts under the August 2006 CEFF.

Subject to certain conditions and limitations, from time to time under the new CEFF, the Company may require Kingsbridge to purchase newly-issued shares of the Company’s common stock at a price that is between 86% and 94% of the volume weighted average price on each trading day during an eight day pricing period provided that if the average market price on any day during the pricing period is less than the greater of $2.00 or 85% of the closing price of the day preceding the first day of the pricing period, then such day would not be used in determining the number of shares that would be issued in the draw down and the aggregate amount of such draw down would be decreased by one-eighth.

The maximum dollar amount of shares that the Company may require Kingsbridge to purchase in any pricing period is equal to the greater of (a) a percentage of the Company’s market capitalization as determined at the time of the draw down (which percentage ranges from 1.0% to 1.5% depending upon the Company’s market capitalization at the time of the draw down) or (b) four times the average trading volume of the Company’s common stock for a specified period prior to the draw down notice, multiplied by the closing price of the common stock on the trading day prior to the draw down notice, in each case subject to certain conditions. If either of the foregoing calculations yields a draw down amount in excess of $10 million, then the individual draw down amount is limited to $10 million. Under the terms of the new CEFF, the maximum number of shares the Company may sell to Kingsbridge is 10,104,919 shares (exclusive of shares issuable to Kingsbridge upon exercise of a warrant issued to Kingsbridge and described below, and subject to certain limitations set forth in the Purchase Agreement), which may limit the amount of proceeds the Company is able to obtain from the new CEFF. The maximum number of shares that may be issued under the new CEFF will be reduced by any shares issued under the August 2006 CEFF prior to the date on which the SEC declares the registration statement effective. The CEFF does not contain any restrictions on the Company’s operating activities, automatic pricing resets or minimum market volume restrictions.

The new CEFF requires the Company to file a resale registration statement covering the resale of shares issued pursuant to the CEFF and underlying the warrants discussed below on or before January 30, 2009, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission on or before May 30, 2009.

In connection with the new CEFF, the Company issued a warrant to Kingsbridge to purchase 135,000 shares of the Company’s common stock at an exercise price of $4.44 per share (the “Warrant”). The Warrant is exercisable beginning on June 1, 2009 and will remain exercisable, subject to specified exceptions, until June 1, 2014. In connection with the August 2006 CEFF, the Company issued to Kingsbridge a warrant to purchase up to 285,000 shares of common stock at an exercise price of $3.2145 per share, which warrant is not affected by the Company’s entering into the new CEFF and the issuance of the new Warrant to Kingsbridge.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, in connection with obtaining Kingsbridge’s commitment under the new CEFF, and for the issuance of the new Warrant in consideration of such commitment.

The foregoing descriptions of the Purchase Agreement, the Rights Agreement and the Warrant are summaries of the material terms of the agreements and do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement, the Rights Agreement and the Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

On December 2, 2008, the Company also issued a press release announcing the entering into of the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the CEFF is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement dated December 1, 2008 between the Company and Kingsbridge Capital Limited.
10.2	Registration Rights Agreement dated December 1, 2008 between the Company and Kingsbridge Capital Limited.
10.3	Warrant dated December 1, 2008 and issued to Kingsbridge Capital Limited.
99.1	Press Release dated December 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: December 2, 2008

	By:	/s/ Matthias Alder
Name: Matthias Alder
Title: Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Common Stock Purchase Agreement dated December 1, 2008 between the Company and Kingsbridge Capital Limited.
10.2	Registration Rights Agreement dated December 1, 2008 between the Company and Kingsbridge Capital Limited.
10.3	Warrant dated December 1, 2008 and issued to Kingsbridge Capital Limited.
99.1	Press Release dated December 2, 2008.